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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 of our report, dated April 2, 1999 (except for Note 19, as to which the date is August 4, 1999), which appears in the Annual Report on Form 10-KSB/A of Bikers Dreams, Inc. and subsidiaries for the year ended December 31, 1998 (As restated). We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 25, 1999